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                                                                   Exhibit 10(s)

                               THIRD AMENDMENT OF
                            INTEGRA BANK CORPORATION
                             EMPLOYEES' 401(k) PLAN

            This Third Amendment of Integra Bank Corporation Employees' 401(k) Plan is adopted by Integra Bank Corporation.

                                   BACKGROUND

            1. Effective July 1, 2000, Integra Bank Corporation ("Employer") amended and completely restated the Integra Bank Corporation Employees' 401(k) Plan ("Plan").

            2.    The Plan was amended by the First and Second Amendments.

            3.    The Employer now wishes to amend the Plan further.

                                    AMENDMENT

            1. Effective January 1, 2001, the definition of "Regulatory Compensation" in Section 2.01 of the Plan is amended by adding the following sentence:

      For limitation years beginning on or after January 1, 2001, Regulatory Compensation paid or made available during such limitation years shall include elective amounts that are not includible in the gross income of the Participant by reason of Code section 132(f)(4).

            2. Effective January 1, 2002, Section 4.02(a) of the Plan is amended to read as follows:

            (a) Pursuant to Section 15.08 of the Plan, a Participant may elect to have Elective Deferrals made on his behalf by entering into a written salary redirection agreement with the Employer that authorizes payroll deductions; provided, however, that any election will be subject to reduction by the Plan Administrator in accordance with Section 4.03 of the Plan.

            3. Effective January 1, 2001, a new Subsection 7.06(k) is added to the Plan to read as follows:

            (k) With respect to distributions under the Plan made for calendar years beginning on or after January 1, 2001, the Plan will apply the minimum distribution requirements of Code section 401(a)(9) in accordance with the regulations under Code
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      section 401(a)(9) that were proposed on January 17, 2001, notwithstanding any provision of the Plan to the contrary. This provision shall continue in effect until the end of the last calendar year beginning before the effective date of final regulations under Code section 401(a)(9) or such other date as may be specified in guidance issued by the Internal Revenue Service.

            4. Effective January 1, 2002, the following new Article XV is added to the Plan to read as follows:

                                   ARTICLE XV

                                EGTRRA AMENDMENTS

            Section 15.01.  General.

            (a) Adoption and Effective Date of Article. This Article of the Plan reflects certain provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001("EGTRRA"). This Article is intended as good faith compliance with the requirements of EGTRRA and is to be construed in accordance with EGTRRA and guidance issued thereunder. Except as otherwise provided, the provisions of this Article shall be effective as of January 1, 2002.

            (b) Supersession of Inconsistent Provisions. The provisions of this Article shall supersede any other provisions of the Plan to the extent those provisions are inconsistent with the provisions of this Article.

            Section 15.02.  Limitations On Contributions.

            (a) Effective Date. This Section shall be effective for limitation years beginning after December 31, 2001.

            (b)   Maximum Annual Addition. Except to the extent permitted under
Section 15.09 of the Plan and Code section 414(v), if applicable, the Annual Addition that may be contributed or allocated to a Participant's Accounts under the Plan for any limitation year shall not exceed the lesser of:

            (i) $40,000, as adjusted for increases in the cost-of-living under Code section 415(d), or

            (ii) 100 percent of the Participant's Regulatory Compensation for the limitation year.

The Regulatory Compensation limit referred to in (b) shall not apply to any contribution for medical benefits after Severance from Service (within the meaning of Code section 401(h) or Code section 419A(f)(2) which is otherwise treated as an Annual Addition.


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            Section 15.03. Increase In Compensation Limit. The Compensation of
each Participant taken into account in determining allocations for any Plan Year beginning after December 31, 2001, shall not exceed $200,000, as adjusted for cost-of-living increases in accordance with Code section 401(a)(17)(B). Annual Compensation means Compensation during the Plan Year or such other consecutive 12-month period over which Compensation is otherwise determined under the Plan (the determination period). The cost-of-living adjustment in effect for a calendar year applies to Compensation for the determination period that begins with or within such calendar year.

            Section 15.04. Modification of Top-Heavy Rules.

            (a) Effective Date. Notwithstanding any other provisions of the Plan to the contrary, this Section shall apply for purposes of determining whether the Plan is a Top-Heavy Plan under Code section 416(g) for Plan Years beginning after December 31, 2001, and whether the Plan satisfies the minimum benefits requirements of Code section 416(c) for such years.

            (b)   Determination of Top-Heavy Status.

                  (1) Key Employee. Key Employee means any Employee or former Employee (including any deceased Employee) who at any time during the Plan Year that includes the Determination Date was an officer of the Employer having annual compensation greater than $130,000 (as adjusted under Code section 416(i)(1) for Plan Years beginning after December 31, 2002), a 5-percent owner of the Employer, or a 1-percent owner of the Employer having annual compensation of more than $150,000. For this purpose, annual compensation means compensation within the meaning of Code section 415(c)(3). The determination of who is a Key Employee will be made in accordance with Code section 416(i)(1) and the applicable regulations and other guidance of general applicability issued thereunder.

                  (2) Determination of Present Values and Amounts. This Section (2) shall apply for purposes of determining the present values of accrued benefits and the amounts of Account balances of Employees as of the Determination Date.

                        (i) Distributions During Year Ending on the Determination Date. The present values of accrued benefits and the amounts of Account balances of an Employee as of the Determination Date shall be increased by the distributions made with respect to the Employee under the Plan and any plan aggregated with the Plan under Code Section 416(g)(2) during the 1-year period ending on the Determination Date. The preceding sentence shall also apply to distributions under a terminated plan which, had it not been terminated, would have been aggregated with the Plan under Code section 416(g)(2)(A)(i). In the case of a distribution made for a reason other than separation from service, death, or disability, this


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                  provision shall be applied by substituting "5-year period" for
                  "1-year period."

                        (ii) Employees Not Performing Services During Year Ending on the Determination Date. The accrued benefits and Accounts of any individual who has not performed services for the Employer during the 1-year period ending on the Determination Date shall not be taken into account.

                  (3)   Minimum Benefits.

                        (i) Matching Contributions. Employer Matching Contributions shall be taken into account for purposes of satisfying the minimum contribution requirements of Code section 416(c)(2) and the Plan. The preceding sentence shall apply with respect to Matching Contributions under the Plan or, if the Plan provides that the minimum contribution requirement shall be met in another plan, such other plan. Employer Matching Contributions that are used to satisfy the minimum contribution requirements shall be treated as Matching Contributions for purposes of the actual contribution percentage test and other requirements of Code section 401(m).

                        (ii) Contributions Under Other Plans. The Employer may provide that the minimum benefit requirement shall be met in another plan (including another plan that consists solely of a cash or deferred arrangement which meets the requirements of Code section 401(k)(12) and matching contributions with respect to which the requirements of Code section 401(m)(11) of the Code are met).

            Section 15.05. Direct Rollovers of Plan Distributions.

            (a) Effective Date. This Section shall apply to distributions made after December 31, 2001.

            (b) Modification of Definition of Eligible Retirement Plan. For purposes of the direct rollover provisions in Section 7.12 of the Plan, an Eligible Retirement Plan shall also mean an annuity contract described in Code section 403(b) and an eligible plan under Code section 457(b) which is maintained by a state, political subdivision of a state, or any agency or instrumentality of a state or political subdivision of a state and which agrees to separately account for amounts transferred into such plan from this Plan. The definition of Eligible Retirement Plan shall also apply in the case of a distribution to a surviving Spouse, or to a Spouse or former Spouse who is the alternate payee under a Qualified Domestic Relations Order.

            (c) Modification of Definition of Eligible Rollover Distribution To Exclude Hardship Distributions. For purposes of the direct rollover provisions in Section 7.12 of the Plan, any amount that is distributed on account of hardship shall not be an Eligible Rollover


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Distribution and the distributee may not elect to have any portion of such a distribution paid directly to an Eligible Retirement Plan.

            (d) Modification of Definition of Eligible Rollover Distribution to Include After-Tax Employee Contributions. For purposes of the Direct Rollover provisions in Section 7.12 of the Plan, a portion of a distribution shall not fail to be an Eligible Rollover Distribution merely because the portion consists of after-tax Employee contributions which are not includible in gross income. However, such portion may be transferred only to an individual retirement account or annuity described in Code section 408(a) or (b), or to a qualified defined contribution plan described in Code section 401(a) or 403(a) that agrees to separately account for amounts so transferred, including separately accounting for the portion of such distribution which is includible in gross income and the portion of such distribution which is not so includible.

            Section 15.06. Rollovers Disregarded In Involuntary Cashouts.

            (a) Applicability and Effective Date. This Section shall apply with respect to distributions made after December 31, 2001.

            (b) Rollovers Disregarded in Determining Value of Accounts for Involuntary Distributions. For purposes of Section 7.04 of the Plan, the value of a Participant's nonforfeitable Accounts shall be determined without regard to that portion of the Accounts that is attributable to Rollover Contributions (and earnings allocable thereto) within the meaning of Code sections 402(c), 403(a)(4), 403(b)(8), 408(d)(3)(A)(ii), and 457(e)(16). If the value of the
Participant's nonforfeitable Accounts as so determined is $5,000 or less, the Plan shall immediately distribute the balance of the Participant's entire nonforfeitable Accounts.

            Section 15.07. Repeal of Multiple Use Test. The multiple use test described in Treasury Regulation section 1.401(m)-2 and Section 4.05 of the Plan shall not apply for Plan Years beginning after December 31, 2001.

            Section 15.08. Elective Deferrals - Contribution Limitation. No Participant shall be permitted to have Elective Deferrals made under this Plan, or any other qualified plan maintained by the Employer during any taxable year, in excess of the dollar limitation contained in Code section 402(g) in effect for such taxable year, except to the extent permitted under Section 15.09 of this Plan and Code section 414(v), if applicable.

            Section 15.09. Catch-Up Contributions. All Participants who are eligible to make Elective Deferrals under this Plan and who have attained age 50 before the close of the Plan Year shall be eligible to make catch-up contributions in accordance with, and subject to the limitations of, Code section 414(v). Such catch-up contributions shall not be taken into account for purposes of the provisions of the Plan implementing the required limitations of Code sections 402(g) and 415. The Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Code section 401(k)(3), 401(k)(11), 401(k)(12), 410(b), or 416, as applicable, by reason of the making of such catch-up contributions.


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            Section 15.10. Distribution Upon Severance of Employment.

            (a) Effective Date. This Section shall apply for distributions and severances from employment occurring after December 31, 2001.

            (b)   New Distributable Event. Notwithstanding the provisions of
Section 12.06 (a) of the Plan, a participant's Elective Deferrals, Qualified Nonelective Contributions, qualified matching contributions, and earnings attributable to these contributions shall be distributed on account of the Participant's severance from employment. However, such a distribution shall be subject to the other provisions of the Plan regarding distributions, other than provisions that require a separation from service before such amounts may be distributed.

            This Third Amendment of Integra Bank Corporation Employees' 401(k) Plan is executed on behalf of Integra Bank Corporation by its duly authorized officer this 30th day of January, 2002.

                                    INTEGRA BANK CORPORATION


                                    By:  /s/ D. MICHAEL KRAMER
                                        --------------------------------------
                                                (Signature)

                                    D. Michael Kramer
                                    ------------------------------------------
                                                (Printed)

                                    Executive Vice President and Secretary
                                    ------------------------------------------
                                                (Title)

ATTEST:

/s/ NANCY G. EPPERSON
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            (Signature)

Nancy G. Epperson
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            (Printed)

Director of Human Resources
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            (Title)


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